UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Scholastic Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway (entrance at 130 Mercer Street), New York, New York on Wednesday, September 26, 2018 at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing seven directors to the Board of Directors
2.	Approval of Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on August 1, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;
•	via telephone by calling the toll free number on your proxy card; or
•	by returning the enclosed proxy card.
By order of the Board of Directors

Andrew S. Hedden
Secretary
August 14, 2018

Important Notice Regarding Availability of Proxy Materials

for the 2018 Annual Meeting of Stockholders to Be Held on September 26, 2018

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 26, 2018

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway (entrance at 130 Mercer Street), New York, New York at 9:00 a.m., local time, on Wednesday, September 26, 2018, and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2018 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 14, 2018.

Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;
•	providing subsequent telephone or Internet voting instructions; or
•	voting in person at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and for Proposal 2.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on August 1, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 33,354,947 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of seven members of the Board and Proposal 2 and the holders of Common Stock will vote on the election of two members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote.  For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Richard Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	1,656,200	100%	5,372,395	(3)	14.9%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,476,712		7.3%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	3,084,871	(4)	9.0%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,494,081	(5)	7.3%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,463,362		7.2%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,458,319	(6)	7.2%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,331,712		6.8%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.4%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	1,829,093	(7)	5.5%

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Blackrock, Inc.
55 East 52nd Street
New York, NY 10055	—	—	3,585,366	(8)	10.8%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	—	—	2,818,908	(9)	8.5%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	—	—	2,427,171	(10)	7.3%
Royce & Associates LP
745 Fifth Avenue
New York, NY 10151	—	—	2,157,500	(11)	6.5%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—890,904 shares (sole voting and investment power) and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—2,574,007 shares (sole voting and investment power), and 2,798,388 shares (shared voting and investment power); Barbara Robinson Buckland—145,000 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—3,084,871 shares (shared voting and investment power); William W. Robinson—162,369 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Florence Robinson Ford—131,650 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S. Hedden—126,607 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 1,656,200 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 above; 460,618 shares of Common Stock held directly by Mr. Robinson; 146,980 shares of Common Stock held in the RR 2014 Revocable Trust; 840,702 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 85,812 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 12,072 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 51,370 shares of Common Stock owned by his two sons for which Mr. Robinson does not disclaim beneficial ownership; 45,638 shares of Common Stock owned by the Richard Robinson Charitable Fund and 39,911 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). Does not include an additional 70,673 unvested RSUs under the MSPP. The 460,618 shares held directly by Mr. Robinson are pledged to a bank as collateral for a personal loan.

(4)

Does not include an aggregate of 182,940 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, 3,010 shares held by her daughter-in-law, 1,210 shares held by her son and 97,275 shares in an insurance trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(5)	Does not include 17,630 shares of Common Stock held under trusts for Mr. William Robinson’s children where his former spouse is a trustee, as to which Mr. Robinson disclaims beneficial ownership.
(6)

Includes 20,747 shares of Common Stock held directly by Mr. Hedden; 2,000 shares held in an IRA; 84,707 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2011 Plan; 10,000 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2001 Plan; 5,450 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 3,703 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 7,823 unvested RSUs under the MSPP and 3,983 unvested RSUs under the 2011 Plan.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment filed on behalf of Price Associates, dated February 14, 2018, filed with the SEC reporting beneficial ownership on behalf of Price Associates as of December 31, 2017. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser, and Price Associates holds 1,829,093 shares, with sole dispositive power over all such shares and sole voting power over 486,360 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G Amendment, dated January 18, 2018, filed with the SEC reporting beneficial ownership as of December 31, 2017. Blackrock has the sole power to direct investments with regard to all 3,585,366 shares and the sole power to vote with regard to 3,512,806 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Blackrock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(9)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G Amendment, dated February 9, 2018, filed with the SEC reporting beneficial ownership as of December 31, 2017. Dimensional Fund serves as investment adviser to certain investment companies and as investment manager or subadvisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain Funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares owned by the Funds. Dimensional has the sole power to direct investments with regard to all 2,818,908 shares and the sole power to vote with regard to 2,722,578 of such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

(10)

The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated February 7, 2018, filed with the SEC reporting beneficial ownership as of December 31, 2017. Vanguard has the sole power to vote with regard to 30,810 shares, the sole power to direct investments with regard to 2,393,729 shares, the shared power to vote with regard to 4,566 shares and the shared power to direct investments with regard to 33,442 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

(11)

The information for Royce & Associates LP (“Royce”) is derived from a Schedule 13G Amendment, dated January 23, 2018, filed with the SEC reporting beneficial ownership as of December 31, 2017. Royce has the sole power to vote and direct investments with regard to all such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Royce is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2018, the Company believes all of its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year.

Share Ownership of Management

On the Record Date, August 1, 2018, each director, director nominee and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Nominees
Richard Robinson	1,656,200	(2)	100%	5,372,395	(3)	14.9%
Andrés Alonso	—		—	9,442	(4)	*
James W. Barge	—		—	40,541	(5)	*
Mary Beech**	—		—	—		*
Marianne Caponnetto	—		—	30,760	(6)	*
John L. Davies	—		—	6,634	(7)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,458,319	(8)	7.2%
Peter Warwick	—		—	13,971	(9)	*
Margaret A. Williams	—		—	30,760	(6)	*
David J. Young	—		—	10,005	(10)	*
Named Executive Officers
Richard Robinson	1,656,200	(2)	100%	5,372,395	(3)	14.9%
Kenneth J. Cleary	—		—	18,623	(11)	*
Judith Newman	—		—	105,984	(12)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,458,319	(8)	7.2%
Alan J. Boyko	—		—	100,524	(13)	*
Maureen O'Connell	—		—	—	(14)	*
All directors, director nominees and executive officers as a group (14 persons)	1,656,200	(2)	100%	5,971,028	(15)	16.4%

*Less than 1.0%

**Nominee

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)

See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.

(4)

Includes 1,089 shares of Common Stock held directly by Dr. Alonso, 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”), 3,124 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) and 1,398 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(5)

Includes 12,117 shares of Common Stock held directly by Mr. Barge, 23,902 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan, 3,124 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2017 Plan and 1,398 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(6)

Includes 8,336 shares of Common Stock held directly by such director, 17,902 shares of Common Stock under options exercisable by such director within 60 days of the Record Date under the 2007 Plan, 3,124 shares of Common Stock under options exercisable by such director under the 2017 Plan and 1,398 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(7)

Includes 2,112 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date under the 2007 Plan, 3,124 shares of Common Stock under options exercisable by Mr. Davies under the 2017 Plan and 1,398 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(8)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.
(9)

Includes 3,310 shares of Common Stock held directly by Mr. Warwick, 6,139 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan, 3,124 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2017 Plan and 1,398 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(10)

Includes 1,907 shares of Common Stock held directly by Mr. Young, 3,576 shares of Common Stock under options exercisable by Mr. Young within 60 days of the Record Date under the 2007 Plan, 3,124 shares of Common Stock under options exercisable under the 2017 Plan and 1,398 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(11)

Includes 1,628 shares of Common Stock held directly by Mr. Cleary, 16,271 shares of Common Stock under options exercisable by Mr. Cleary within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”) and 724 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional 2,923 unvested RSUs under the 2011 Plan.

(12)

Includes 3,709 shares of Common Stock held directly by Ms. Newman, 95,662 shares of Common Stock under options exercisable by Ms. Newman within 60 days of the Record Date under the 2011 Plan, 2,728 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 3,885 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). Does not include an additional 10,796 unvested RSUs under the MSPP and 3,983 unvested RSUs under the 2011 Plan.

(13)

Includes 28,074 shares of Common Stock held directly by Mr. Boyko, 61,895 shares of Common Stock under options exercisable by Mr. Boyko within 60 days of the Record Date under the 2011 Plan, 2,728 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 4,659 shares held under the 401(k) Plan and 3,168 RSUs under the MSPP scheduled to vest within 60 days of the Record Date. Does not include an additional 11,220 unvested RSUs under the MSPP and 3,983 unvested RSUs under the 2011 Plan.

(14)	Ms. O’Connell’s employment with the Company terminated on October 27, 2017. She no longer owns any shares or has outstanding equity.
(15)

Includes 1,656,200 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 under “Principal Holders of Class A Stock and Common Stock” above; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L.

Robinson Trust; 51,370 shares of Common Stock owned by his two sons for which Mr. Robinson does not disclaim beneficial ownership; 45,638 shares owned by the Richard Robinson Charitable Fund; and 146,980 shares owned by the RR 2014 Revocable Trust. Also includes an aggregate of 574,106 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 1,176,056 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 96,812 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2001 Plan; an aggregate of 75,364 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 21,868 shares of Common Stock under the options exercisable by members of the group within 60 days of the Record Date under the 2017 Plan; an aggregate of 9,786 RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan; an aggregate of 14,358 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; an aggregate of 50,667 shares of Common Stock scheduled to vest within 60 days of the Record Date under the MSPP; 2,000 shares of Common Stock held in an IRA; and an aggregate of 16,731 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan. Does not include an aggregate of 18,855 unvested RSUs under the MSPP and an aggregate of 102,981 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2018 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Peter Warwick
Margaret Williams
David Young

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional or group contributions and the external market in which the Company competes for executive talent.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
•

The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, Company considers compensation practices of a compensation peer group for which companies are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
•

The performance of a specific business unit for which an executive is responsible, or group of which such business unit is a part, may be used to create a link between the achievement of divisional and group financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices are also designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes

& Noble Inc., Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Pearson plc, E. W. Scripps Company, Graham Holdings Co., K-12, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2018.  Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element	Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development or technology initiatives, or positions that require considerable creative or technical talent, creative marketing capability or digital skills, or the management of those providing such creative content, technical skills or marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit or segment performance, as well as group performance.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool, as well as increasing an executive’s stock ownership.

Compensation Element	Objective		Key Features
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2018, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above.  As a result of this review, in fiscal 2018, there were no increases in the base salaries of the Named Executive Officers other than a salary increases for Mr. Boyko and Mr. Cleary.  Mr. Boyko received an increase to base salary to secure his employment through calendar 2019 in order to guide the Book Fair organization through the Company’s 2020 Plan.  Mr. Cleary received an increase to base salary because he was promoted to Chief Financial Officer in October 2017.

Annual Performance-Based Cash Bonus Awards

The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where a Named Executive Officer is responsible for an operating unit of the Company, may also include business unit, segment or group performance, through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit, segment or group. In each case, whether considering the Company as a whole or an executive’s business unit, segment or group, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance or that of the business unit, segment or group. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year, with the focus on overall Company performance, as well as group performance if targets were exceeded.

Potential bonus awards for senior management and other eligible employees are set and determined under the Company’s Management Incentive Plan (“MIP”) or in the case of the Named Executive Officers, under the Company’s Executive Performance Incentive Plan (the “EPIP”). Upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established, targets may also be established to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental Company or specific individual goals.

Fiscal 2018 Bonuses

For each of the Named Executive Officers, individual EPIP bonus potentials for fiscal 2018 were dependent upon the achievement of Company or business group targets as indicated in the chart below, with the potential bonus payout for each executive ranging from 0% to 150% of the target bonus amount.

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2018, the HRCC set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2018 operating plan. A corporate bonus pool was funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers are solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming that the Corporate Operating Income target was met for fiscal 2018, the portion of the corporate bonus pool resulting from any performance above target, if awarded, would be proportionally divided based on Corporate Operating Income and, for certain of the Named Executive Officers, the Group Operating Income Relative Contribution in accordance with the table below. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets). For those Named Executive Officers, as well as other members of senior management, in the Groups set forth in the table below, the achievement of Group Profit Relative Contribution was based on the Profit Relative Contribution of the specific group (i.e., how such executive’s business group when combined into one reporting segment performed as compared to other reporting segments), as applicable, and the achievement of the Group Operational Savings Relative Contribution is based on the achievement of controllable cost reduction targets of the specific group.

 Fiscal 2018 EPIP payment structure

Participants	Less than or equal to Target			Greater than Target
	Corporate Metric	Group Metrics		Corporate Metric	Group Metrics
	Corporate Operating Income	Operational Savings Relative Contribution	Group Profit Relative Contribution	Corporate Operating Income	Operational Savings Relative Contribution	Group Profit Relative Contribution
Named Executive Officers (Children’s Book Group)	75%	12.5%	12.5%	0%	50%	50%
Named Executive Officers (Staff)	75%	25%	0%	75%	25%	0%

For fiscal 2018, the total bonus pool was to be funded in accordance with the table below:

Fiscal 2018 Bonus Targets and Payouts
% Achievement of Corporate Operating Income Target	Bonus Percentage Payout
90.00%	40%
100.00%	50%
110.00%	100%
115.00%	125%
120.00%	150%

Target bonus amounts are stated as a percent of base salary. As part of the annual compensation review referred to in the base salary discussion above, for fiscal 2018, no changes were recommended to the target bonus amounts for the Named Executive Officers, with the exception of Mr. Cleary, whose bonus percentage changed from 35% to 50% of his annual salary, as a result of his promotion to Chief Financial Officer.

For fiscal 2018, the Company achieved Corporate Operating Income of $75.04 million, which was 92.6% of the target amount and above the threshold for bonus payout under the EPIP, which permitted the payout of a bonus pool at 42.5% of the target pool. Based on the foregoing, the HRCC approved bonuses to be paid under the EPIP to the Named Executive Officers (other than Maureen O’Connell, as discussed below) as provided in the table below.

Named Executive Officer	Fiscal 2018 Bonus Amount	Actual Bonus payout as a percentage of base salary	Target Bonus payout as a percentage of base salary
Richard Robinson	$515,313	42.5%	125%
Kenneth J. Cleary	$106,250	42.5%	50%
Judith Newman	$202,813	43.0%	70%
Andrew Hedden	$191,250	42.5%	75%
Alan J. Boyko	$180,412	43.0%	70%

Maureen O’Connell’s employment with the Company terminated on October 27, 2017, and, accordingly, she was not eligible to receive a bonus under the EPIP. Reference is made to “Severance Agreement with Executive Officer” on page 32 below for the terms of her severance arrangements.

Fiscal 2019 Targets

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance as well as certain other indicators of performance. With respect to fiscal 2019, the HRCC has again set the performance targets primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2019 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target and the bonuses for the Named Executive Officers will then be divided based on Corporate Operating Income and the Division Operating Income contribution (as applicable, in accordance with the table below).  Division Operating Income is defined as the operating income of the specific business unit for which the Named Executive Officer is responsible.

Fiscal 2019 MIP Payment Structure

Participants	MIP
	Corporate Operating Income	Division Operating Income
Named Executive Officers - Business	50%	50%
Named Executive Officers - Staff	100%	0%

At its July 17, 2018 meeting, the HRCC approved MIP targets that provide for funding of individual bonus targets at 80% upon the achievement of 100% the Corporate Operating Income target. As currently designed for fiscal 2019, the MIP provides for a minimum funding of 25% of target and a maximum funding of 150% of target, depending upon the level of Corporate Operating Income achieved.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers, including the Named Executive Officers and senior management, as well as other eligible employees.

The current practice of the HRCC is to consider:

•	Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in September.
•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

From September 2001 through July 2011, equity awards to employees were made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provided for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. Only non-qualified stock options and restricted stock units were granted under the 2001 Plan, which expired in July 2011, and the only Named Executive Officers with options outstanding under the 2001 Plan are Mr. Robinson, Mr. Hedden and Ms. Lucchese. The Company currently makes its grants of stock options and restricted stock units under the 2011 Plan, which was approved by the Board in July 2011 and by the Class A stockholders in September 2011. Proposal 2 contains an amendment to the 2011 Plan to approve an additional 1,900,000 shares for issuance under the 2011 Plan.

The HRCC has determined that its current practice should continue to be to generally consider the award of restricted stock units and stock options, including a combination of both in most cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

During fiscal 2018, the HRCC granted equity-based awards to the Named Executive Officers and certain other members of senior management and to certain newly-hired employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options granted by the HRCC normally vest in 25% annual installments beginning on the first anniversary of the grant date and expire after ten years.

Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The 2011 Plan does not permit the deferral of restricted stock units, and the vesting of restricted stock units is generally in four equal annual installments beginning with the first anniversary of the date of grant. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The specific fiscal 2018 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2018 is set forth below in the “Outstanding Equity Awards at May 31, 2018” table. The HRCC made its customary annual long-term incentive compensation grants for fiscal 2018 for each of the Named Executive Officers in September 2017.

Equity Awards for the Chief Executive Officer

Mr. Robinson had previously received a total of 1,499,000 options to purchase shares of Class A Stock pursuant to annual grants during the period 2004 through 2008 under the stockholder-approved Scholastic Corporation 2004 Class A Stock Incentive Plan, of which Mr.

Robinson was the only participant (the “Class A Plan”). There are no outstanding options under the Class A Plan.

Since completion of the program contemplated by the Class A Plan, long-term incentives provided to Mr. Robinson have been considered annually by the HRCC and have been in the form of options to purchase Common Stock. For fiscal 2016 through fiscal 2018, Mr. Robinson was granted options under the 2011 Plan to purchase 137,477 shares of Common Stock, 165,945 shares of Common Stock and 194,750 shares of Common Stock, respectively, in each case at the same time as the long-term incentive grants were also awarded to other executive officers and senior management.

Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2018 is set forth below in the “Outstanding Equity Awards at May 31, 2018” table.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Of the Named Executive Officers, only Mr. Cleary participates in the ESPP.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2018, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2018. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs are converted into shares of Common Stock on a one-to-one basis.  During fiscal 2018, six members of senior management elected to participate in the MSPP.

The chart below reflects the allocation by each of the Named Executive Officers of his or her bonus to the MSPP for fiscal 2018, with the exception of Ms. O’Connell, who did not earn a bonus for fiscal 2018.

Named Executive Officer	Fiscal 2018 Bonus amount	% allocation to the MSPP for Fiscal 2018 Bonus	Dollar amount of Bonus to be used for the purchase of RSUs on 9/4/2018
Richard Robinson	$515,313	20%	$103,063
Kenneth J. Cleary(1)	$106,250	0%	$0
Judith Newman	$202,813	100%	$202,813
Andrew Hedden	$191,250	25%	$47,813
Alan J. Boyko	$180,412	50%	$90,206

(1)	Mr. Cleary was not selected to participate in the MSPP until fiscal 2019.

Results of Stockholder Advisory Votes on Compensation of Named Executive Officers

At the 2011, 2014 and 2017 Annual Meetings of Stockholders, the Class A Stockholders approved the fiscal 2011, fiscal 2014 and fiscal 2017 compensation, respectively, for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2018 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the 2011 and 2017 Annual Meetings of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2020 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2018, 2017 and 2016, as indicated below, including one person who would have been included in the table had she remained an executive officer at May 31, 2018.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)			Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
Richard Robinson	2018	$970,000			$0		$0		$2,299,998	$515,313	$33,927	$472,487	$4,291,725
Chairman of the Board,	2017	$970,000			$0		$0		$2,299,998	$1,212,500	$71,337	$379,984	$4,933,819
Chief Executive Officer	2016	$970,000			$0		$0		$2,299,990	$812,375	$46,148	$493,817	$4,622,330
and President
Kenneth J. Cleary	2018	$447,116			$0		$104,998		$241,638	$106,250	$0	$12,891	$912,893
Chief Financial Officer
Judith Newman	2018	$674,500			$0		$104,992		$235,853	$202,813	$6,861	$106,485	$1,331,504
Executive Vice President	2017	$674,500			$0		$104,988		$245,000	$472,150	$0	$65,827	$1,562,465
and President, Scholastic	2016	$674,500			$0		$104,980		$245,010	$295,000	$2,168	$53,199	$1,374,857
Book Clubs
Andrew S. Hedden	2018	$600,000			$0		$104,992		$235,853	$191,250	$0	$98,246	$1,230,341
Executive Vice President	2017	$600,000			$0		$104,988		$245,000	$450,000	$0	$26,612	$1,426,600
and General Counsel	2016	$600,000			$0		$456,848	(8)	$245,010	$301,500	$0	$55,332	$1,658,690
Alan J. Boyko	2018	$581,733		$			$104,992		$235,853	$180,412	$7,670	$92,409	$1,203,069
President, Scholastic	2017	$550,001			$0		$104,988		$245,000	$385,000	$1,928	$66,376	$1,353,293
Book Fairs, Inc.	2016	$550,001			$37,050	(7)	$104,980		$245,010	$257,950	$2,268	$55,023	$1,252,282
Maureen O’Connell	2018	$317,308	(6)		$0		$209,984		$490,012	$148,438	$635	$2,220,248	$3,386,625
Former Chief Administrative	2017	$750,000			$0		$209,975		$490,013	$712,500	$0	$60,367	$2,222,855
Officer and Former Chief	2016	$750,000			$0		$813,187	(8)	$489,990	$477,375	$119	$75,438	$2,606,109
Financial Officer

(1)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2018, 2017 and 2016 for the Named Executive Officers.

(2)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2018, 2017 and 2016 for the Named Executive Officers.

(3)

Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2018, Mr. Robinson, Ms. Newman, Mr. Hedden and Mr. Boyko have elected to invest 20%, 100%, 25% and 50%, respectively, of his or her fiscal 2018 bonus for the purchase of RSUs, which will occur on September 4, 2018. For fiscal 2017, Mr. Robinson, Ms. Newman, Mr. Hedden, Mr. Boyko and Ms. O’Connell elected to invest 100%, 50%, 50%, 50% and 20%, respectively, of his or her fiscal 2017 bonus for the purchase of RSUs, which occurred on September 1, 2017. For fiscal 2016, Mr. Robinson, Ms. Newman, Mr. Hedden, Mr. Boyko and Ms. O’Connell elected to invest 100%, 25%, 0%, 50% and 10% respectively, of his or her fiscal 2016 bonus for the purchase of RSUs, which occurred on September 1, 2016. Mr. Cleary was not selected to be a participant in the MSPP until fiscal 2019.

(4)

During fiscal 2018, in connection with the termination in fiscal 2017 of the Company's Cash Balance Retirement Plan (the "Retirement Plan"), the Named Executive Officers participating in the Retirement Plan received their full balances in the form of an annuity through MassMutual or a lump sum payment.  Amounts for fiscal 2018 for each of Mr. Robinson and Mr. Boyko represent the difference between the actuarial present value of the individual's accumulated benefit under the Retirement Plan on the Retirement Plan's measurement date used for financial statement purposes for fiscal 2017, May 31, 2017, adjusted for any payments made to the respective officers during fiscal 2018, and the purchase price of an annuity with MassMutual.  Amounts for fiscal 2018 for each of Ms. O'Connell and Ms. Newman represent the difference between the actuarial present value of such individual's accumulated benefits under the Retirement Plan on the plan's measurement date used for financial statement purposes for fiscal 2017, May 31, 2017, and the amount distributed to them via a lump sum payment from the Retirement Plan.

For fiscal 2017 and fiscal 2016, amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under the Retirement Plan on the pension plan measurement dates used for financial statement purposes, and for Mr. Robinson, the actuarial present value of his accumulated benefit under the Retirement Plan on the pension plan measurement dates used for financial statement purposes together with an actuarial present value of annuity amounts payable by Liberty Mutual for participant benefits accrued under a retirement plan which terminated in May 1985.  The change in Pension Value for Ms. O’Connell and Ms. Newman for fiscal 2017 is listed as zero because the aggregate value declined from fiscal 2016 by $107 and $40, respectively, largely due to a reduction in the interest rate used in fiscal 2017 to quantify pension plan obligations.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(6)	Ms. O’Connell’s salary is for the period June 1 to October 27, 2017.
(7)	Represents a supplemental bonus approved by the HRCC at its July 19, 2016 meeting to provide internal equity based on the fiscal 2016 operating results of the Children’s Book Fairs.
(8)

Includes a special equity incentive bonus in the form of restricted stock units for Mr. Hedden and Ms. O’Connell in the amounts of $350,000 and $600,000, respectively, such grants to vest over three years.

Summary of All Other Compensation

Name	Fiscal Year	Severance ($)	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2018		$7,944	$250	$377,323	$86,970	$0	$472,487
	2017		$7,835	$240	$286,566	$85,343	$0	$379,984
	2016		$7,835	$174	$404,698	$81,110	$0	$493,817
Kenneth J. Cleary	2018		$9,361	$480	$0	$0	$3,050	$12,891
Judith Newman	2018		$7,783	$480	$73,462	$13,084	$11,676	$106,485
	2017		$7,783	$480	$26,009	$14,802	$16,753	$65,827
	2016		$7,783	$348	$39,394	$0	$5,674	$53,199
Andrew S. Hedden	2018		$7,731	$250	$70,016	$0	$20,249	$98,246
	2017		$7,731	$240	$0	$0	$18,641	$26,612
	2016		$7,038	$174	$37,548	$0	$10,572	$55,332
Alan J. Boyko	2018		$8,365	$480	$59,902	$11,986	$11,676	$92,409
	2017		$7,731	$480	$45,496	$2,266	$10,403	$66,376
	2016		$7,731	$174	$32,124	$9,320	$5,674	$55,023
Maureen O'Connell	2018	$2,138,362	$0	$200	$44,338	$0	$37,348	$2,220,248
	2017		$7,788	$480	$16,834	$0	$35,265	$60,367
	2016		$7,788	$348	$47,557	$0	$19,745	$75,438

(1)

Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that would otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for fiscal 2018, 2017 and 2016 under FASB ASC Topic 718 of $8.95, $10.05 and $10.14, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $86,970, $79,242 and $81,110 of the amounts shown for fiscal 2018, 2017 and 2016, respectively, represent a portion or all of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time and $6,101 represents club membership dues used partially for personal use in fiscal 2017. For Ms. Newman and Mr. Boyko, the amounts shown represent payments made by the Company in respect to the lease cost of a Company-provided automobile.

(3)

In fiscal 2018, 2017 and 2016, the Company made four dividend payments of $.15 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under all such plans for the periods indicated.

(4)	Includes $2,062,500 lump sum cash payment, $21,362 for the cost of medical coverage and $57,500 for attorneys’ fees. For more details, see Severance Agreement with Executive Officer.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2018 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock	All Other Options			Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units(2) (#)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/sh)	Closing Market Price on Grant Date ($/sh)	Fair Value of Stock and Option Awards(4) ($)
Richard Robinson	—	$485,000	$1,212,500	$1,818,750
	9/19/2017					194,750	$38.60	$38.54	$2,299,998
Kenneth J. Cleary	—	$100,000	$250,000	$375,000
	9/19/2017					7,284	$38.60	$38.54	$69,999
	9/19/2017				777			$38.54	$29,992
	12/12/2017					15,652	$42.02	$41.71	$174,989
	12/12/2017				1,785			$41.71	$75,006
Judith Newman	—	$188,860	$472,150	$708,225
	9/19/2017					23,468	$38.60	$38.54	$245,006
	9/19/2017				2,720			$38.54	$104,992
Andrew S. Hedden	—	$180,000	$450,000	$675,000
	9/19/2017					23,468	$38.60	$38.54	$245,006
	9/19/2017				2,720			$38.54	$104,992
Alan J. Boyko	—	$168,000	$420,000	$630,000
	9/19/2017					23,468	$38.60	$38.54	$245,006
	9/19/2017				2,720			$38.54	$104,992
Maureen O'Connell	—	$285,000	$712,500	$1,068,750
	9/19/2017					46,936	$38.60	$38.54	$490,012
	9/19/2017				5,440			$38.54	$209,984

(1)

Represents the potential amounts of cash bonus that could have been received for fiscal 2018 under the EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2018 to be paid in fiscal 2019.

(2)	Represents restricted stock units that vest in 25% increments beginning with the first anniversary from the date of grant.
(3)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the dates of grant, September 19, 2017 and December 12, 2017.
(4)

This column shows the fair values of restricted stock units and stock options as of the grant dates computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $11.81 in the case of Mr. Robinson, $10.44 for all the other Named Executive Officers (other than Mr. Cleary) for the grants received on September 19, 2017 and $9.61 for Mr. Cleary’s grant received on September 19, 2017 and $11.18 for his grant received on December 12, 2017.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2018

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2018.

		Option Awards				Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(2) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Richard Robinson	8/27/2010	85,812		$22.81	8/27/2020
	10/7/2011	224,172		$28.18	10/7/2021
	9/17/2013	198,789		$30.17	9/17/2023
	9/23/2014	137,231	45,744	$33.87	9/23/2024
	9/21/2015	68,738	68,739	$43.56	9/21/2025
	9/20/2016	41,486	124,459	$39.16	9/20/2026
	9/19/2017		194,750	$38.60	9/19/2027
Kenneth J. Cleary	10/7/2011	2,427		$28.18	10/7/2021
	9/23/2014	3,827	1,276	$33.87	9/23/2024	166		$7,468
	9/21/2015	2,574	2,575	$43.56	9/21/2025	344		$15,477
	9/20/2016	1,529	4,590	$39.16	9/20/2026	575		$25,869
	9/19/2017		7,284	$38.60	9/19/2027	777		$34,957
	12/12/2017		15,652	$42.02	12/12/2027	1,785		$80,307
Judith Newman	10/7/2011	4,888		$28.18	10/7/2021
	9/17/2013	41,806		$30.17	9/17/2023
	9/23/2014	15,895	5,299	$33.87	9/23/2024	775		$34,867
	9/21/2015	7,986	7,986	$43.56	9/21/2025	1,205		$54,213
	9/20/2016	4,951	14,855	$39.16	9/20/2026	2,011		$90,475
	9/19/2017		23,468	$38.60	9/19/2027	2,720		$122,373
Andrew S. Hedden	8/27/2010	10,000		$22.81	8/27/2020
	10/7/2011	14,989		$28.18	10/7/2021
	9/17/2013	23,289		$30.17	9/17/2023
	9/23/2014	15,895	5,299	$33.87	9/23/2024	775		$34,867
	8/3/2015					2,722		$122,463
	9/21/2015	7,986	7,986	$43.56	9/21/2025	1,205		$54,213
	9/20/2016	4,951	14,855	$39.16	9/20/2026	2,011		$90,475
	9/19/2017		23,468	$38.60	9/19/2027	2,720		$122,373
Alan J. Boyko	9/17/2013	12,953		$30.17	9/17/2023		$
	9/23/2014	15,895	5,299	$33.87	9/23/2024	775		$34,867
	9/21/2015	7,986	7,986	$43.56	9/21/2025	1,205		$54,213
	9/20/2016	4,951	14,855	$39.16	9/20/2026	2,011		$90,475
	9/19/2017		23,468	$38.60	9/19/2027	2,720		$122,373

(1)	Ms. O’Connell had no unexercised options or unvested restricted stock units as of May 31, 2018.
(2)	All stock options that were granted in fiscal 2018, 2017 and 2016 vest in 25% increments beginning with the first anniversary of the date of grant.
(3)

The restricted stock units granted in September of fiscal 2018, 2017 and 2016 and in December 2017 vest in annual 25% increments beginning with the first anniversary of the date of grant. The restricted stock units granted on August 3, 2015 vest in annual 33 1/3 installments beginning with the first anniversary of the date of grant.  The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $44.99, the closing price of the Common Stock on NASDAQ on May 31, 2018.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2018 upon the exercise of stock options and upon vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(6) ($)
Richard Robinson(1)	274,506	$2,953,069	0	$0
Kenneth J. Cleary	0	0	529	$19,603
Judith Newman(2)	5,101	$84,997	2,918	$109,495
Andrew S. Hedden(3)	32,500	$752,015	5,639	$219,504
Alan J. Boyko(4)	38,853	$439,331	2,918	$109,495
Maureen O’Connell(5)	109,961	$320,091	28,588	$1,151,338

(1)

During fiscal 2018, Mr. Robinson exercised options to purchase 244,506 shares of Class A Stock, which were then converted to Common Stock, and options to purchase 30,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $36.21, $27.93 and $22.81, from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise on June 1, 2017, June 2, 2017, June 8, 2017, March 29, 2018, April 2, 2018, April 3, 2018, April 4, 2018, April 5, 2018, April 6, 2018, April 9, 2018, April 10, 2018, April 11, 2018, April 12, 2018, April 13, 2018 and April 16, 2018, which were $42.97, $43.00, $43.82, $38.84, $38.15, $38.38, $38.39, $38.72, $38.09, $38.58, $39.67, $39.74, $39.92, $40.02 and $40.76, respectively.

(2)

During fiscal 2018, Ms. Newman exercised options to purchase 5,101 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $28.18 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing prices for the Common Stock as reported on NASDAQ on the dates of exercise on June 12, 2017 and July 20, 2017, which were $44.86 and $43.99, respectively.

(3)

During fiscal 2018, Mr. Hedden exercised options to purchase 32,500 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $16.48 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing prices for the Common Stock as reported on NASDAQ on the dates of exercise, March 29, 2018 and April 10, 2018, which were $38.84 and $39.67, respectively.

(4)

During fiscal 2018, Mr. Boyko exercised options to purchase 38,853 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $30.17 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, November 28, 2017, November 29, 2017, December 4, 2017, December 6, 2017 and May 9, 2018, which were $40.00, $40.88, $41.80, $41.98 and $43.00, respectively.

(5)

During fiscal 2018, Ms. O’Connell exercised options to purchase 109,961 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $30.17, $33.87, $38.60 and $39.16 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, December 14, 2017, December 15, 2017, December 18, 2017, December 19, 2017, December 20, 2017, December 21, 2017, December 22, 2017, December 26, 2017, December 28, 2017, December 29, 2017, January 3, 2018, January 5, 2018, January 8, 2018, January 9, 2018, January 11, 2018, January 12, 2018, January 16, 2018, January 19, 2018, January 22, 2018, January 23, 2018, January 24, 2018 and January 25, 2018, which were $40.35, $40.34, $40.61, $40.55, $40.47, $40.58, $40.48, $40.43, $40.60, $40.11, $39.53, $39.58, $39.39, $39.37, $38.92, $39.12, $39.02, $39.40, $39.10, $39.24, $39.22 and $38.61, respectively.

(6)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell had 4,665 RSUs and Mr. Hedden had 2,721 RSUs vest on August 3, 2017, and the closing price on that date was $40.43. Ms. O’Connell had 1,740 RSUs, and each of Ms. Newman, Mr. Hedden and Mr. Boyko had 870 RSUs vest on September 18, 2017, and the closing price on that date was $38.70. Ms. O’Connell had 1,340 RSUs, each of Ms. Newman, Mr. Hedden and Mr. Boyko had 670 RSUs and Mr. Cleary had 191 RSUs vest on September 20, 2017, and the closing price on that date was $38.51. Ms. O’Connell had 1,205 RSUs and each of Ms. Newman, Mr. Hedden and Mr. Boyko had 603 RSUs and Mr. Cleary had 172 RSUs vest on September 21, 2017, and the closing price on that date was $35.79. Ms. O’Connell had 1,550 RSUs, each of Ms. Newman, Mr. Hedden and Mr. Boyko had 775 RSUs and Mr. Cleary had 166 RSUs vest on September 25, 2017, and the closing price on that date was $36.70. Pursuant to her Severance Agreement and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), Ms. O’Connell had 18,088 RSUs vest on May 1, 2018, and the closing price on that date was $41.12.

Pension Plan

Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. At its July 2016 meeting, the Board, upon the recommendation of the Retirement Plan Committee, approved the termination of the Retirement Plan, effective September 30, 2016. In fiscal 2018, upon completion of the termination process, all participants in the Retirement Plan received, in accordance with the terms of the Retirement Plan, his or her full balance in an annuity or in a lump sum, with the option to automatically “roll-over” his or her lump sum into the Company’s 401(k) Plan.  With regard to the Named Executive Officers, Mr. Robinson and Mr. Boyko elected to receive an annuity and Ms. O’Connell and Ms. Newman elected to receive a lump sum payment that was rolled over into their respective accounts in the 401(k) Plan. Mr. Hedden and Mr. Cleary were never eligible to participate in the Retirement Plan.

The following table sets forth the payments received upon termination of the Retirement Plan. The information in the table are based on data provided by the Company and MassMutual in connection with the termination of the Plan effective September 30, 2017.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)
Richard Robinson	Scholastic Corporation Cash
	Balance Retirement Plan	47	$0	$522,931	(3)
Kenneth J. Cleary(4)	Scholastic Corporation Cash
	Balance Retirement Plan	−	−	−
Judith Newman	Scholastic Corporation Cash
	Balance Retirement Plan	16	$0	$102,455
Andrew S. Hedden(4)	Scholastic Corporation Cash
	Balance Retirement Plan	−	−	−
Alan J. Boyko	Scholastic Corporation Cash
	Balance Retirement Plan	21	$0	$109,341
Maureen O'Connell	Scholastic Corporation Cash
	Balance Retirement Plan	2	$0	$5,800

(1)

The following table sets for the payments received in connection with the termination of the Retirement Plan effective September 30, 2017, during fiscal 2018, the pension benefits of the former Plan participants listed above were either distributed via lump sum or transferred to annuities payable by Mass Mutual.  As a result, there are no remaining liabilities in the Plan for these individuals and the Present Value of Accumulated Benefits for each is $0.

(2)

The payments reflected represent the following: (i) for Mr. Robinson, the amount paid by the Company in February 2018 to transfer his benefit to MassMutual ($469,168), plus the 11 months of annuity payments made from the Plan trust during fiscal 2018 ($53,763); (ii) for Ms. Newman and Ms. O'Connell, the lump sum distributions which each received in November 2017 and (iii) for Mr. Boyko, the amount paid by the Company in February 2018 to transfer his benefit to MassMutual.

(3)

For Mr. Robinson, the amounts shown do not include payments which he has received and continues to receive from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985 for which a present value of accumulated benefits was shown in prior years.

(4)	Mr. Cleary and Mr. Hedden were never eligible to participate in the Plan.

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2018 and the balances thereunder at May 31, 2018

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard Robinson	$1,212,500	$4,975,174
Kenneth J. Cleary(3)	$0	$0
Judith Newman	$236,075	$660,498
Andrew S. Hedden	$225,000	$518,555
Alan J. Boyko	$192,500	$647,316
Maureen O'Connell	$142,500	$0

(1)	Amounts reported are included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the year ended May 31, 2017.
(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 31, 2018 and was calculated by multiplying the number of RSUs held by $44.99, the closing price of the Common Stock on NASDAQ on such date.  Amounts include the Named Executive’s contributions to the MSPP, which were included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the fiscal year prior to the contribution.

(3)	Mr. Cleary was not selected to participate in the MSPP until fiscal 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers (other than Ms. O’Connell who, as of May 31, 2018 was no longer a Named Executive Officer of the Company) in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2018 using, for equity awards, the closing price per share of the Common Stock on May 31, 2018 of $44.99. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. Of the Named Executive Officers, as of May 31, 2018, Mr. Robinson, Ms. Newman and Mr. Boyko were of retirement age for all of their option and restricted stock unit grants received under any of the Company’s equity-based plans, including the MSPP.  Mr. Cleary is not retirement eligible under any of the plans.  Mr. Hedden only meets the retirement eligibility criteria for his stock option grants under the 2001 and 2011 Plan that were granted prior to July 21, 2009, and does not meet the definition of retirement for any other of his equity grants. Ms. O’Connell is not included in the table because she was no longer employed by the Company on May 31, 2018. For the details of the payments made to her upon her termination, please refer to page 32. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2001 Plan and the 2011 Plan and previously purchased RSUs under the MSPP.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. None of the MSPP, the 2001 Plan or the 2011 Plan contains provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 31 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments received under the MIP or EPIP through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2001 Plan and the 2011 Plan in effect at May 31, 2018.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted before July 21, 2009 under the 2001 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 3 years to exercise vested options. Retirement defined as age 55 or older.	Vesting is accelerated. Participant or his estate has one year to exercise vested options.
Non-qualified stock options granted on or after July 21, 2009 under the 2001 Plan and non-qualified stock options granted under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated. Participant or his estate has one year to exercise vested options.
RSUs granted under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate), other than Ms. O’Connell as noted above, would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2018 under the MSPP, the 2001 Plan and the 2011 Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2018, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary and are therefore omitted from the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control(1) ($)
Richard Robinson
MSPP(2)	$3,237,353	$3,257,353	$3,782,913	$4,975,174	$4,975,174	$4,975,174
2001 Plan stock options(3)	$1,903,310	$0	$1,903,310	$1,903,310	$1,903,310	$1,903,310
2011 Plan stock options(3)	$8,580,553	$0	$8,580,533	$10,846,459	$11,157,572	$11,157,572
Total	$13,721,216	$3,257,353	$14,266,776	$17,724,943	$18,036,056	$18,036,056
Kenneth J. Cleary
2011 Plan restricted stock units(4)	$0	$0	$0	N/A	$164,079	$164,079
2011 Plan stock options(3)	$95,949	$95,949	$0	N/A	$233,611	$233,611
Total	$95,949	$95,949	$0	N/A	$397,690	$397,690
Judith Newman
MSPP(2)	$427,821	$427,821	$479,894	$660,498	$660,498	$660,498
2011 Plan restricted stock units(4)	$0	$0	$0	$179,555	$301,928	$301,928
2011 Plan stock options(3)	$918,769	$0	$918,769	$1,188,188	$1,225,679	$1,225,679
Total	$1,346,590	$427,821	$1,398,663	$2,028,241	$2,188,105	$2,188,105
Andrew S. Hedden
MSPP(2)	$337,486	$337,486	$373,553	N/A	$518,555	$518,555
2001 Plan stock options(3)	$221,800	$0	$221,800	$221,800	$221,800	$221,800
2011 Plan restricted stock units(4)	$0	$0	$0	N/A	$424,391	$424,391
2011 Plan stock options(3)	$814,145	$0	$814,145	N/A	$1,121,055	$1,121,055
Total	$1,373,431	$337,486	$1,409,498	$221,800	$2,285,801	$2,285,801
Alan J. Boyko
MSPP(2)	$417,708	$417,708	$473,464	$647,316	$647,316	$647,316
2011 Plan restricted stock units(4)	$0	$0	$0	$179,555	$301,928	$301,928
2011 Plan stock options(3)	$409,000	$0	$407,000	$678,420	$715,910	$715,910
Total	$826,708	$417,708	$883,464	$1,505,291	$1,665,154	$1,665,154

(1)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.
(2)

All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2018 of $44.99 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $44.99 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $44.99 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $44.99 and the lesser of purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination.

(3)

Under the terms of the 2001 Plan and the 2011 Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.

(4)

All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 31, 2018 of $44.99 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

Severance Agreement with Executive Officer

On September 26, 2013, the Company entered into a severance agreement with Maureen O’Connell, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company (the “Severance Agreement”).

Ms. O’Connell’s employment was involuntarily terminated by the Company on October 27, 2017 (the “Separation Date”) and the severance arrangements entered into with her were in accordance with the Severance Agreement, as previously disclosed. Under the terms of the Severance Agreement, Ms. O’Connell received: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary which totalled $2,062,500; (ii) an amount equal to Ms. O’Connell’s target bonus for fiscal 2018, pro-rated (based upon a percentage defined by a fraction, the numerator of which was the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which was twelve), which totalled $148,438; (iii) $21,362, which was an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law and (iv) a lump sum payment in the amount of $54,500 for attorneys’ fees.

In addition, all of Ms. O’Connell’s unvested equity awards issued to her under the Company’s equity plans immediately vested without further restriction and Ms. O’Connell was entitled to exercise any stock options then held by her for a period of ninety days after her termination.

The severance arrangements contained non-compete, non-solicitation, non-disclosure and non-disparagement covenants. The non-solicitation covenant continues for a period of twelve months and the non-compete continues for a period of nine months after the Separation Date.

Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company determine the ratio of the CEO’s total compensation (under the Summary Compensation Table definition) to that of the Company’s global median employee.

To determine the median employee, the Company made a direct determination from its global employee population, excluding non-US locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of the total employee population. As a result, the Company excluded 192 employees in the Philippines, 126 in Thailand, 66 in Indonesia, 63 in China, and 6 in Taiwan out of the global employee population of approximately 9,500. The Company established a consistently applied compensation measure inclusive of base pay, overtime, and incentives. The employee population was evaluated as of March 31, 2018, and reflects paid compensation from June 1, 2017, through March 31, 2018. Where allowed under the rule, the Company has annualized compensation through May 31, 2018 and annualized compensation for employees newly hired in this fiscal year. Non-US compensation was converted to US dollars based on applicable exchange rates as of March 31, 2018.

Based on the above determination, the total compensation (under the Summary Compensation Table definition) for the median employee is $37,075. Using the CEO’s total compensation of $4,291,724 under the same definition, the resulting ratio is 116:1.

Transaction with Executive Officer

During fiscal 2014, the Audit Committee reviewed and approved a transaction whereby the Company’s Trade group and Egg in the Hole Productions LLC, which is wholly-owned by Judith Newman, a Named Executive Officer, would enter into a publishing agreement for the publication of certain children’s books by the Company. Under the arrangement, an aggregate amount of $80,000 was payable to Egg in the Hole Productions as advances against delivery of the manuscripts for the first four books in a projected children’s book series, all of which has been paid.  During fiscal 2015, the arrangement was extended to cover an additional series of two books, with an advance against delivery of $30,000, all of which has been paid to date. In fiscal 2018, the Company agreed to publish an additional title and paid an advance of $12,500 for that title. The transaction, including the advance and royalty structure, is based on normal market rates for a project of this type. However, because of the additional royalties which could be paid, depending upon the success of the books, the approval of the Audit Committee to the proposed publishing project with Ms. Newman was sought and received, since the aggregate amount of the transaction ultimately exceeded $120,000 and Ms. Newman is an executive officer of the Company. Additionally, Ms. Newman, who is the President of Scholastic Book Clubs, would not be involved in any decisions on the part of the Book Clubs group whether to include any of the books produced in the projected series as Book Club offerings.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders
Common Stock	2,821,362	$35.52	1,800,629	(1)
Class A Stock	0
Equity Compensation plans not approved by security holders	−	−	−
Common Stock	−	−	−
Class A Stock	−	−	−
Total	2,821,362	$35.52	1,800,629

(1)

Includes 469,953 shares of Common Stock available at May 31, 2018 under the ESPP; 260,779 shares of Common Stock available at May 31, 2018 under the MSPP; 701,551 shares of Common Stock available at May 31, 2018 under the 2011 Plan and 368,346 shares of Common Stock available at May 31, 2018 under the 2017 Director Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities acquired through participation in any of the Company’s incentive, retirement or stock purchase plans based on the value of Common Stock, but excluding options to purchase Common Stock. At May 31, 2018, all of the Named Executive Officers, with the exception of Ms. Newman, were in compliance with the stock ownership level specified under the Stock Ownership Guidelines. Mr. Cleary is not yet subject to the Stock Ownership Guidelines.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three or more than fifteen directors. The current Board consists of nine directors. Marianne Caponnetto, a director of the Company since 2010, has informed the Board that she does not intend to stand for re-election at the Annual Meeting. The Nominating and Governance Committee proposed to the Board, and the Board approved Mary Beech’s nomination for election at the Annual Meeting to fill the resulting vacancy. Egon Zehnder, an executive search firm, identified Ms. Beech as a nominee for election as a director.

The Corporate Governance Guidelines of the Company provide that a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 if it believes that, under the circumstances, it is in the Company’s best interests. At its July 18, 2018 meeting, the Board determined that it was in the best interests of the Company that Andrew Hedden, the Executive Vice President and General Counsel of the Company, who is now 77 and had previously been approved for re-nomination following reaching age 75, be re-nominated to continue to serve as a director, and, accordingly, Mr. Hedden is standing for re-election at the Annual Meeting.

The Board recommends that Class A Stockholders vote FOR each of the seven nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	81	1971

Andrés Alonso	CEO, Andrés A. Alonso LLC, Weehawken, NJ and Co-Chair, Public Education Leadership Project, Harvard University, Cambridge, MA	61	2015

Mary Beech	Executive Vice President and Chief Marketing Officer, Kate Spade New York, New York, NY	47	**

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	77	1991

Peter Warwick	Consultant and Former Chief People Officer, Thomson Reuters, New York, NY	66	2014

Margaret A. Williams	Partner, Griffin Williams Critical Point Management, Washington, DC	63	2010

David J. Young	Former Chairman and Chief Executive Officer of Hachette Book Group USA, New York, NY	67	2015

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	63	2007

John L. Davies	Private Investor, Washington, DC	68	2000

*The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity. **Nominee.

Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

Andrés Alonso. Dr. Alonso is an educational advisor to foundations and large urban school districts and state governments in the United States and Latin America.  He is Co-Chair of the Public Education Leadership Project (PELP), a collaboration between principally the Harvard Graduate School of Education (HGSE) and Harvard Business School, as well as faculty of other Harvard schools, to support the effectiveness of leadership teams in large urban school districts in the United States. Dr. Alonso served as Professor of Practice at HGSE from 2013 to 2018, teaching on driving change, school reform and the leadership of instruction, and helping lead the Education Degree in Leadership Doctorate program.  Previously, he led the Baltimore City Public Schools as Chief Executive Officer from 2007 to 2013.  From 2006 to 2007, Dr. Alonso served as Deputy Chancellor of Teaching and Learning, and from 2003 to 2006, as Chief of Staff for Teaching and Learning, at the New York City Department of Education. From 1987 to 1998,

Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1984, prior to determining to enter the teaching profession. Dr. Alonso received a doctorate in education from Harvard in 2006. He is a trustee and former chair of the Carnegie Foundation for the Advancement of Teaching, a trustee of the William T. Grant Foundation, and a former trustee of Teachers College of Columbia University.  He is past chair of the Reporting and Dissemination Committee of the National Assessment Governing Board.

Mary Beech. Ms. Beech is the Executive Vice President and Chief Marketing Officer of Kate Spade New York, where she is responsible for all aspects of marketing (creative, visual merchandising, CRM, social, digital, strategy, and production) and communications for the brand having been appointed as Senior Vice President and Chief Marketing Officer in 2013. From 2000 to 2013, Ms. Beech held various management, marketing, licensing and brand management positions at The Walt Disney Company, ultimately as its Senior Vice President, Global Licensing and Marketing for the Disney Pixar Animation licensing group. Prior to Disney, Ms. Beech also worked in marketing positions in the fashion industry, namely Ralph Lauren Corporation and Ann Taylor, Ltd. Ms. Beech is a graduate of Wake Forest University.

Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

Peter Warwick. Mr. Warwick has worked in the publishing and information industry for more than 35 years, currently serving as a consultant to Thomson Reuters, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

Margaret A. Williams. Ms. Williams is a founding partner of Griffin Williams Critical Point Management, a consulting firm that helps public and private clients navigate communication and management challenges in political, business and non-profit environments. In a political and advocacy career spanning three decades, Ms. Williams also held senior leadership, management, strategic planning and crisis communication positions at The White House and other public and private institutions. From 2014 to 2017, Ms. Williams took leave from her consulting firm to serve as director of the Institute of Politics (IOP) at Harvard University. During the Clinton administration, Ms. Williams served as assistant to the president and chief of staff to the first lady, the first person to hold both titles concurrently. Following her White House service, she worked as President of Fenton Communications, becoming, at the time, the highest-ranking, African-American leader of a major U.S. public relations firms. From 1985-1990, Ms. Williams was director of communications for the Children’s Defense Fund. She also served as deputy director of media relations for the Center on Budget and Policy Priorities. Ms. Williams began her career in public service in 1977 as a staffer for Congressman Morris K. Udall of Arizona. Ms. Williams is Vice Chair of the Board of Trustees of the Rhode Island School of Design (RISD) and has served on the boards of the Milano School of Management and Urban Policy at the New School; the Eli Segal Citizen Leadership Program at Brandeis; and on the advisory committee of Harvard’s IOP. Ms. Williams received her MA from the Annenberg School for Communication at the University of Pennsylvania and BA from Trinity College in Washington, D.C.

David J. Young. Mr. Young is a former Chairman and Chief Executive Officer of Hachette Book Group USA and spent forty-five years in the publishing industry. In 1970, he started his career at Thorsons, which had been founded by his grandfather and later purchased by Harper Collins. Mr. Young then held various positions at Harper Collins until he became the Managing Director of Little Brown and Company in 1996 and, in 2000, the Chief Executive Officer of the Time Warner Book Group, the parent company of Little Brown and Company. From 2005 to 2013, he was the Chief Executive Officer of Hachette Book Group USA, then moving to become the Deputy CEO of Hachette UK until his retirement in December 2015. During his career, Mr. Young served on a number of publishing association boards including serving as Chair of the Association of American Publishers during 2012-13 and was the President of the Book Trade Benevolent Society from 2013-2017. Mr. Young is a board member of Tate Enterprises, Millbank, London, and is the Chairman of Canongate Books Ltd., the Scottish independent publisher.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lions Gate Entertainment Corp., where he has oversight of all financial operations, information technology, planning and strategy and is a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and a National Office partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the eight continuing members of the Board and the new director nominee as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.
•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.
•	Son of the Company’s founder and principal shareholder of the Company.
•	Substantial knowledge of and experience in publishing books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing and ecommerce.
•

Significant experience involving the market for educational instructional and curricula materials through his building of the business now constituting the Company’s Education segment on behalf of the Company.

•

Critical understanding of the education and school markets in which the Company operates and the key relationships with teachers, administrators, parents and children developed by the Company through the schools.

Andrés Alonso

•	Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
•

Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•	An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
•

Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Mary Beech

•	Significant executive and management experience in all aspects of marketing (creative, visual merchandising, CRM, social, digital, strategy, and production).
•	Deep understanding of devising and executing digital strategies for consumer-facing products.
•	Leadership experience with prior direct responsibility for the marketing, licensing, project management, finance, production, creative and content development for media properties.
•	Extensive understanding of operations and brand and product strategy for multinational companies.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.
•	Significant transactional and compliance experience through previous partnership positions with two international law firms.
•	Extensive legal, regulatory and policy experience.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.
•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.
•	Significant international experience, holding executive positions in the U.K., Asia Pacific and U.S.
•	Knowledge and experience of the critical role of human resources as the former Chief People Officer of a publicly-held company with over 50,000 employees globally.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.
•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.
•	Extensive experience as a crisis communication strategist.
•	Significant experience in organizational and transitional management issues as advisor to corporate and non-profit clients.
•	Trustee or director of educational organizations.

David J. Young

•	Executive, business and operational publishing experience as a former Chairman and Chief Executive Officer of Hachette Book Group USA and Deputy CEO of Hachette UK.
•	Over forty years of executive and management experience in the publishing field.
•	Substantial additional industry expertise and product knowledge in publishing operations on a global basis.
•	Engagement in numerous publishing association activities, including previously serving as Chair of the Association of American Publishers.

James W. Barge

•	Significant executive and management experience in media and entertainment.
•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
•	Significant experience in using technology to achieve business objectives.
•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
•	Broad financial experience, including experience as a certified public accountant.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.
•	Significant international experience as the founder of AOL International.
•	Investor and shareholder in several public and privately held companies.

Board Leadership Structure and Risk Oversight

The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to provide information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology and Data Management Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including the security of systems and information databases, as well as competitive, marketplace and financial risks, in connection with technology. Additionally, the Technology and Data Management Committee

periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices. The roles and responsibilities of these committees are discussed in more detail below.  Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

Five regular meetings of the Board were held during the fiscal year ended May 31, 2018. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the fiscal year by all standing committees of the Board of which they were a member.

The Board currently has six standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; Retirement Plan; and Technology and Data Management. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Executive Committee. Richard Robinson (Chairperson), Marianne Caponnetto, John L. Davies and Peter Warwick are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2018.

Audit Committee. James W. Barge (Chairperson), John L. Davies, Peter Warwick and David J. Young are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that is not its independent auditor, which provides the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2018.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Peter Warwick, Margaret Williams and David J. Young are the current members of the Human Resources and Compensation Committee (the “HRCC”). Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. The HRCC held five meetings during the fiscal year ended May 31, 2018.

Nominating and Governance Committee. Margaret Williams (Chairperson), Andrés Alonso, James W. Barge and Marianne Caponnetto are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held four meetings during the fiscal year ended May 31, 2018.

Retirement Plan Committee. Peter Warwick (Chairperson), Marianne Caponnetto and Andrew S. Hedden are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively, the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2018.

Technology and Data Management Committee. Marianne Caponnetto (Chairperson), Andrés Alonso, James W. Barge and David J. Young are the current members of the Technology and Data Management Committee. The Technology and Data Management Committee was established in September 2015 and its primary objectives are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cyber security, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success. The Technology and Data Management Committee held three meetings during the fiscal year ended May 31, 2018.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, all of which have been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all persons who served on the Board in fiscal 2018, other than Mr. Robinson and Mr. Hedden, who are executive officers of the Company, are independent, as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by non-employee directors of the Company (the “Outside Directors”) as the current Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

Use of Executive Search Firms. From time to time, the Company has retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board and has currently retained Egon Zehnder to assist in identifying suitable candidates for consideration. As part of its current engagement, Egon Zehnder identified Mary Beech as a nominee for election as a director.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide, in the case of age, for a retirement age of 75 and that a director who has reached age 75 (other than Richard

Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the directors attended the 2017 Annual Meeting.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. The Board completed and discussed the results of its annual self-assessment for fiscal 2017 in September 2017.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board of Directors.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website,

investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to deal generally with compensation matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting the HRCC establishes performance criteria for annual bonuses to be awarded under the MIP for the current fiscal year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers.

Under the Company’s current practice, equity-based compensation awards under the Company’s stock incentive plans are typically made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. Except in limited circumstances, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings.

All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2001 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC.  After such review, in fiscal 2018, the HRCC unanimously determined that Pay Governance LLC was independent.

Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services is periodically presented to the Audit Committee for its consideration and approval. In fiscal 2014, the Audit Committee reviewed and approved a transaction with a company owned by a Named Executive Officer, Judith Newman, which is described in “Transaction with Executive Officer” on page 33 herein. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

During the 2018 fiscal year, each Outside Director of the Company was paid a cash annual retainer at the rate of $75,000 for his or her services as a director, including service on Board committees, and an annual fee at the rate of $5,000 if he or she was the chairperson of a standing committee of the Board, or $15,000 in the case of each of the chairpersons of the Nominating and Governance Committee and HRCC Committees and $20,000 for the chairperson of the Audit Committee.

In addition, pursuant to the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “Directors Plan”), which provides for annual equity awards to Outside Directors on the date of each annual meeting of stockholders. The Board, at its July 2017 meeting, determined that, for fiscal 2018, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $90,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Under the Directors Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of the exercise price equal to the fair market value of a share of Common Stock on September 20, 2017, the date of the 2017 Annual Meeting of Stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the Directors Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units on September 20, 2017, the entire grant vests on September 20, 2018. The stock options expire on September 20, 2027.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participates in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2018.

Fiscal Year 2018 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrés Alonso	$75,000	$53,977	$36,020	$0	$0	$164,997
James W. Barge	$95,000	$53,977	$36,020	$0	$0	$184,997
Marianne Caponnetto(4)	$80,000	$53,977	$36,020	$0	$0	$169,997
John L. Davies	$95,000	$53,977	$36,020	$0	$0	$184,997
Peter Warwick	$80,000	$53,977	$36,020	$0	$0	$169,997
Margaret Williams	$90,000	$53,977	$36,020	$0	$0	$179,997
David J. Young	$75,000	$53,977	$36,020	$0	$0	$164,997

(1)

Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)

Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2018 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,398 restricted stock units outstanding as of May 31, 2018, and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $38.61 per restricted stock unit. The difference between the amounts listed above and the $54,000 (60% of $90,000) is due to rounding.

(3)

Represents the aggregate grant date fair value of stock options granted in fiscal 2018 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2018, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $11.53 per option. The difference between the amounts listed above and the $36,000 (40% of $90,000) is due to rounding. At May 31, 2018, Dr. Alonso had 6,955 options outstanding, Mr. Barge had 27,026 options outstanding, Ms. Williams and Ms. Caponnetto each had 21,026 options outstanding, Mr. Davies had 5,236 options outstanding, Mr. Warwick had 9,263 options outstanding and Mr. Young had 6,700 options outstanding.

(4)	Ms. Caponnetto is not seeking re-election at the 2018 Annual Meeting.

PROPOSAL 2:

APPROVAL OF AMENDMENT NO. 3 TO THE SCHOLASTIC CORPORATION
2011 STOCK INCENTIVE PLAN

Upon the recommendation of the Human Resources and Compensation Committee (the “HRCC”), the Board of Directors has unanimously approved and is submitting to the holders of the Class A Stock, for their consideration and approval, Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan Amendment”) to increase the number of shares of Common Stock available for issuance under the Plan by 1,900,000 shares. The Board adopted the 2011 Plan at its meeting on July 20, 2011, and it was approved by the holders of the Class A Stock on September 21, 2011. Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan, which increased the number of shares of Common Stock available for issuance under the Plan from 2,100,000 to 4,575,000 was adopted by the Board at its meeting on July 22, 2014 and was approved by the holders of the Class A Stock on September 24, 2014.

If the holders of the Class A Stock approve the proposal, the Company intends to file a registration statement on Form S-8 promptly after the Annual Meeting to register the 1,900,000 additional shares subject to the 2011 Plan.

The 2011 Stock Incentive Plan is the only plan under which equity awards can currently be granted to the Company’s employees and consultants. Stock options and restricted stock units have historically been the Company’s principal form of long-term incentive compensation and have been granted as a means to motivate superior performance and to directly link the economic interests of executives and other key employees with those of stockholders. As of May 31, 2018, there are options to purchase an aggregate of 2,540,842 shares of Common Stock and 112,486 restricted stock units outstanding under the 2011 Plan and 701,551 unissued shares, which remain available for issuance in connection with future grants under the 2011 Plan.

Approval is sought from the holders of the Class A Stock for the 2011 Plan Amendment, pursuant to which an aggregate of 6,475,000 shares of Common Stock will be reserved for issuance under the 2011 Plan, an increase of 1,900,000 shares. The Board of Directors believes that the ability to award stock options and restricted stock units under the 2011 Plan in appropriate circumstances is consistent with and supportive of the purposes underlying the Company’s long-term incentive programs to attract and retain employees and to motivate superior performance. Reference is also made to the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the Company’s long-term incentive compensation philosophy and goals.

Summary of the 2011 Plan

Purpose. The purpose of the 2011 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer stock-based incentives to employees of, and consultants to, the Company and its affiliates (as defined in the 2011 Plan), thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the stockholders of the Company.

Administration. The 2011 Plan is administered by the HRCC, or such other committee as may be designated by the Board (the “Committee”), comprised of two or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, a “non-employee director” as defined in Rule 16b-3 and an “Outside Director” as defined under Section 162(m). However, see the discussion of Code Section 162(m) in the “Material Federal Income Tax Consequences” section below. The HRCC currently is comprised of four members, each of whom meets the foregoing requirement.

The Committee has the full authority and discretion to administer and interpret the 2011 Plan, including the authority: (i) to grant discretionary awards under the 2011 Plan, (ii) to determine the persons to whom discretionary awards will be granted, (iii) to determine the types of discretionary awards to be granted, which must be either non-qualified stock options or restricted stock units, (iv) to determine the terms and conditions of each discretionary award, (v) to determine the number of shares of Common Stock to be covered by each discretionary award, (vi) to prescribe the form or forms of instruments evidencing awards, and (vii) to make all other determinations and interpretations in connection with the 2011 Plan and awards made thereunder as the Committee, in its sole discretion, deems necessary or desirable.

The Committee may also, in its discretion, extend or accelerate the exercisability of an award granted under the 2011 Plan, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the 2011 Plan in respect of any award or otherwise amend or modify any award in any manner that is not adverse to the participant to whom the award was granted.

The terms and conditions of individual awards will be set forth in individual award agreements which will be consistent with the terms of the 2011 Plan. Awards under the 2011 Plan may not be made on or after September 21, 2021, the tenth anniversary of the date the Plan was approved by the stockholders of the Company, but awards granted prior to such date may extend beyond that date.

Eligibility. Pursuant to the 2011 Plan, all employees of, and consultants to, the Company or any of its affiliates are eligible to be granted non-qualified stock options and restricted stock units, if so determined by the Committee. Based on the current standards developed by the Company’s Human Resources Department, the Company estimates that the approximate number of employees who would currently comprise the group eligible to be considered for awards under the 2011 Plan would be 115 employees.

Types of Awards Under the 2011 Plan

Options. The Committee may grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years), the exercise price, the vesting schedule and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant. For purposes of the 2011 Plan, “fair market value” is defined as the average of the high and low of the stock prices of the Common Stock on the grant date.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant, and the Committee, in its sole discretion, may accelerate the exercisability of such options. Payment of the exercise price may be made through various means, including paying the exercise price in cash, by means of a cashless exercise program or by other methods, including the surrender of shares of Common Stock.

Restricted Stock Units. The Committee may award restricted stock units, which are grants of units that, upon vesting, are settled by delivery of an equivalent number of shares of Common Stock or as otherwise determined by the Committee. The vesting conditions may be time-based or performance-based or a combination thereof. The recipient of a restricted stock unit award does not have any rights of a stockholder prior to the settlement of the units by delivery of shares of Common Stock. Dividend equivalent units may be awarded in the discretion of the Committee. Recipients of restricted stock units are required to enter into a restricted stock unit agreement with the Company, which sets forth the terms and conditions of the awards, including the vesting dates for the restricted stock units, and any performance criteria.

If the grant by the Committee of restricted stock units is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, business dispositions and acquisitions) and other similar events or circumstances.

Amendment and Termination. The 2011 Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination may increase the aggregate number of shares of Common Stock reserved for awards or the maximum individual share limits, change the classification of employees or consultants eligible to receive awards, decrease the minimum exercise price of any option, extend the maximum option period or otherwise effect an amendment that would require stockholder approval under Rule 16b-3 under the Exchange Act, unless such amendment receives stockholder approval to the extent required by Rule 16b-3 and also under any applicable stock exchange rules.

Share and Other Limitations. Initially, a maximum of 2,100,000 shares of Common Stock was approved for issuance under the 2011 Plan from the Company’s authorized but unissued shares of Common Stock or from treasury stock. That number was increased to 4,575,000 in 2014. In general, upon termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to the award will again be available for an award under the 2011 Plan. The maximum number of shares of Common Stock subject to options that may be granted to any individual under the 2011 Plan will be 500,000 shares per each type of award for any fiscal year of the Company. Under the 2011 Plan Amendment, the Company is seeking an additional 1,900,000 shares to be reserved for issuance upon grants pursuant to the Plan.

The Committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the 2011 Plan to reflect any change in the Company’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar event to the extent provided in the 2011 Plan.

Miscellaneous. Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine, at the time of grant or thereafter, that a stock option that is otherwise nontransferable will be transferable in whole or in part to family members (as defined in the 2011 Plan) and may specify the circumstances and conditions under which such option may be transferred.

Material Federal Income Tax Consequences Relating to the 2011 Plan

The rules concerning the federal income tax consequences with respect to non-qualified stock options and restricted stock units granted pursuant to the 2011 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, possibly with retroactive effect, as are the interpretations and applications of such statutory provisions, which may also vary in individual circumstances. The following summary is designed to provide a general understanding of the material federal income tax consequences relating to the 2011 Plan under current law. The summary does not address state, estate, inheritance, local or foreign taxes of any kind.

Non-Qualified Stock Options. In general, a recipient will not realize any taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of grant. Upon the exercise of a non-qualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of exercise.

Restricted Stock Units. In general, a recipient will not realize any taxable income upon the grant of a restricted stock unit and the Company will not receive a deduction at the time of grant. A recipient is generally taxed at vesting, when the applicable forfeiture restrictions lapse and shares of Common Stock or an equivalent amount of cash are delivered to the recipient in settlement of the award. The amount of income, which is treated as ordinary income, subject to tax is the difference between the fair market value of the award at the time of vesting or delivery of shares, minus the amount paid for the award, if any. Upon a subsequent sale of Common Stock received upon settlement of the award, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of vesting or delivery of the shares of Common Stock.

Section 162(m) of the Code.  The Tax Cuts and Jobs Act enacted in 2017 has repealed the performance-based compensation exception from Code Section 162(m)’s deduction limit, effective for the Company as of January 1, 2018.  As a result, compensation paid after that date to the Company’s covered employees in excess of $1,000,000 will not be deductible unless it qualifies for transition relief available for certain arrangements in place as of November 2, 2017.  Certain awards granted under the 2011 Plan prior to November 3, 2017 may qualify as "qualified performance-based compensation" under the former Code Section 162(m) qualified performance-based compensation.  Because of the fact-based nature of the performance-based compensation exception under former Code Section 162(m), the limited availability of guidance thereunder, and the uncertain scope of the transition relief, the Company cannot guarantee that any awards under the 2011 Plan will qualify for the former qualified performance-based compensation exception.

Allocation of Awards under the 2011 Plan. As of the date of this proxy statement, awards of 3,636,914 stock options and 499,083 restricted stock units have been made under the 2011 Plan. Because of the flexibility that the 2011 Plan provides, the cost of the 2011 Plan will vary depending on the terms of the individual grants awarded to employees. In addition, the allocation of awards under the 2011 Plan is not currently determinable since such allocation is dependent upon future decisions to be made by the Committee in its sole discretion, subject to the provisions of the 2011 Plan. Accordingly, it is not possible to determine the amounts of benefits that will be received under the 2011 Plan by the Named Executive Officers, all executive officers as a group or all employees other than executive officers. In fiscal 2018, 524,481 stock options and 39,325 restricted stock units were granted to members of senior management, including the Named Executive Officers, as a group, and 171,502 stock options and 18,978 restricted stock units were granted to all other employees. For information on the grants made to each Named Executive Officer in fiscal 2018, see the table under the caption “Grants of Plan-Based Awards”. The Scholastic Corporation 2017 Outside Directors Stock Incentive Plan provides for grants of stock options and restricted stock units to non-employee directors. Grants to directors are more fully described herein under the caption “Director Compensation.”

Current Stock Information. On August 1, 2018, the closing price of the Company’s Common Stock on the NASDAQ National Market System was $41.21.

Recommendation

The Board of Directors recommends that the holders of the Class A Stock vote FOR the approval and adoption of Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2019. A representative of EY will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees for professional services provided by EY to the Company were $5,088,557 for fiscal 2018 and $4,391,000 for fiscal 2017. The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2018 and May 31, 2017 are summarized in the table below.

	Fiscal 2018	Fiscal 2017
	$	$
Audit Fees	$3,766,000	$3,412,000
Audit-Related Fees	$135,600	$124,000
Tax Fees	$1,186,957	$855,000
All Other Fees	$0	$0
TOTAL FEES	$5,088,557	$4,391,000

Type of Fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2018 and fiscal 2017, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2018 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent public registered accountants, the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16, Communications with Audit Committees (AS 16), as modified or supplemented.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
John L. Davies
Peter Warwick
David J. Young

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2019 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 16, 2019 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2019 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 29, 2019.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

Appendix A

Amendment Number 3

to the

Scholastic Corporation

2011 Stock Incentive Plan

Section 4.1 of the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”) is amended by substituting: “6,475,000” for “4,575,000” where it appears therein; and

Subject to the foregoing, the Plan remains in full force and effect in accordance with the terms thereof.

The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation at its meeting held on July 17, 2018.

A-1

SCHOLASTIC CORPORATION Proxy for Annual Meeting of Stockholders, September 26, 2018 (The Solicitation of This Proxy is Made of Behalf of the Board of Directors)  The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 26, 2018, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present. THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION CLASS A STOCK PROXY  Annual Meeting of Stockholders, September 26, 2018 The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows: 1. For the election of: Richard Robinson, Andrés Alonso, Mary Beech, Andrew S. Hedden, Peter Warwick, Margaret A. Williams and David J. Young. FOR:_________ WITHHOLD: ________ FOR ALL EXCEPT: _________ (Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below): ___________________________________________________________________ 2. Approval of Amendment No. 3 to the Scholastic Corporation 2011 Stock Incentive Plan.  FOR:__________ AGAINST: __________ ABSTAIN: _________ 3. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock. Date: ______________________________  Class A Stockholder  No. of Shares: Please mark your vote as indicated in this example X

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0000386707_1 R1.0.1.17 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 James W. Barge 02 John L. Davies SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 09/25/2018 for shares held directly and by 11:59 P.M. ET on 09/23/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 09/25/2018 for shares held directly and by 11:59 P.M. ET on 09/23/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000386707_2 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 26, 2018 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints RICHARD ROBINSON AND ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 26, 2018 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on August 1, 2018 by completing the reverse side of this card and returning it by September 20, 2018. Continued and to be signed on reverse side